As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-297091

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 2 to

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BRERA HOLDINGS PLC

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Connaught House, 5th Floor

One Burlington Road

Dublin 4

D04 C5Y6

Ireland

+353 1 237 3700

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 (800) 221-0102 (Name, address, and telephone number of agent for service)

Copies to:

Gil Savir, Esq. Sean M. Donahue, Esq. Ryan S. Brewer, Esq. Paul Hastings LLP 200 Park Avenue New York, New York 10166 (212) 318-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 21, 2026

BRERA HOLDINGS PLC

PIPE Common Warrants to Purchase up to 6,666,648 Class B Ordinary Shares

6,666,648 Class B Ordinary Shares Underlying PIPE Common Warrants

Strategic Advisor Pre-Funded Warrants to Purchase up to 333,331 Class B Ordinary Shares

333,331 Class B Ordinary Shares Underlying Strategic Advisor Pre-Funded Warrants

Strategic Advisor Common Warrants 1 to Purchase up to 166,663 Class B Ordinary Shares

166,663 Class B Ordinary Shares Underlying Strategic Advisor Common Warrants 1

1,069 Class B Ordinary Shares Underlying Warrants

6,776,069 Class B Ordinary Shares

This prospectus relates to the offer and resale by the selling securityholders identified herein, or their permitted transferees (the “Selling Securityholders”), of (A) up to 6,666,648 of our Class B Ordinary Shares, nominal value, $0.50 per share (“Class B Ordinary Shares”) issuable upon the exercise of the PIPE Common Warrants (as defined herein) issued to the investors in the PIPE Offering (as defined herein), which have an exercise price of $67.50 per share (the “PIPE Warrant Shares”); (B) up to 333,331 Class B Ordinary Shares issuable to the Strategic Advisors (as defined herein) upon the exercise of certain Strategic Advisor Pre-Funded Warrants (as defined herein), which have an exercise price of $0.50 per share (the “Strategic Advisor Pre-Funded Warrant Shares”); (C) up to 166,663 Class B Ordinary Shares issuable upon exercise of the Strategic Advisor Common Warrants 1 (as defined herein) which have an exercise price of $67.50 per share (the “Strategic Advisor Warrant 1 Shares” and together with the Strategic Advisor Pre-Funded Warrant Shares, the Strategic Advisor Warrant Shares”); (D) 1,069 Class B Ordinary Shares issuable upon warrants issued to certain legacy shareholders of the Company, which have an exercise price of $135.00 per share (the “Legacy Warrant Shares”); (E) warrants to purchase 7,166,642 Class B Ordinary Shares, consisting of (i) the PIPE Common Warrants to purchase up to 6,666,648 Class B Ordinary Shares, (ii) the Strategic Advisor Pre-Funded Warrants to purchase up to 333,331 Class B Ordinary Shares and (iii) the Strategic Advisor Common Warrants 1 to purchase up to 166,663 Class B Ordinary Shares; (F) 6,150,533 Class B Ordinary Shares issued to the investors in the PIPE Offering (as defined herein)(the “PIPE Shares”); (G) 516,115 Ordinary Shares issued to the investors upon the exercise in full of the PIPE Pre-Funded Warrants (as defined herein) (“PIPE Pre-Funded Warrant Shares”); and (H) 109,421 Class B Ordinary Shares issued to Daniel J. McClory or entities owned and controlled by Daniel J. McClory (the “McClory Shares”).

We refer to the (i) the PIPE Common Warrants, (ii) PIPE Warrant Shares, (iii) Strategic Advisor Pre-Funded Warrants, (iv) Strategic Advisor Common Warrants 1, (v) Strategic Advisor Warrant Shares, (vi) Legacy Warrant Shares, (vii) PIPE Shares, PIPE Pre-Funded Warrant Shares, and (viii) McClory Shares, collectively as the “Securities” in this prospectus.

We are registering the issuance and/or resale of the Securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

We are not selling any Securities in this offering, and we will not receive any proceeds from the sale of the Securities by the Selling Securityholders. We will, however, receive up to approximately $461,559,473 in proceeds if the PIPE Common Warrants, the Strategic Advisor Pre-Funded Warrants, the Strategic Advisor Common Warrants 1 and the warrants related to the Legacy Warrant Shares are exercised in full (assuming no cashless exercises and excluding fees payable to the placement agent in the PIPE Offering).

The Class B Ordinary Shares are listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SLMT”. On August 20, 2026, the closing sale price of the Class B Ordinary Shares on Nasdaq was $4.21.

The Selling Securityholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Selling Securityholders will bear all commissions and discounts, if any, attributable to the sales of Securities. We will bear all other costs, expenses and fees in connection with the registration of the Securities. See “Plan of Distribution” beginning on page 25 for more information about how the Selling Securityholders may sell or dispose of their Securities.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Class B Ordinary Shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page 11 of this prospectus and the other documents that are incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 2026.

 i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration statement process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement process, the Selling Securityholders may sell from time to time in one or more offerings the Securities described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For the avoidance of doubt, any offer of securities (within the meaning of the Prospectus Regulation (EU) 2017/1129 (the “Prospectus Regulation”)) contained in this prospectus is addressed to less than 150 natural or legal persons per member state of the European Union and accordingly, there is no legal obligation or requirement to publish this prospectus in the European Union in accordance with the provisions of the Prospectus Regulation.

In this prospectus unless the context indicates otherwise, “we,” “us,” “our,” “Brera Holdings,” “the Company,” “our company” and similar references refer to the operations of Brera Holdings PLC, a public limited company incorporated in the Republic of Ireland, and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus including the documents that we incorporate by reference herein, contains, and may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions.

Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to such risks, uncertainties and other factors. Discussions containing forward-looking statements may be found, among other places, in the section entitled “Risk Factors” in this prospectus, and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F and our Reports on Form 6-K, as well as any amendments thereto.

The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained below and throughout this prospectus. All forward-looking statements contained in this prospectus or any document incorporated by reference herein or therein are qualified in their entirety by this cautionary statement.

Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	our projected revenues, profits, earnings and other estimated financial information;

●	our ability to secure additional funding necessary for the expansion of our business;

●	the growth of and competition trends in our industry;

●	our plans and strategies regarding infrastructure in the Middle East;

●	our plans for value creation and strategic advantages;

●	strategies for and execution on M&A;

●	execution on market size and growth opportunities;

●	the anticipated benefits of our digital asset strategy;

●	intentions of our staking activities;

●	our liquidity and the management of our liquidity;

●	our beliefs regarding SOL, the SOL blockchain and ecosystem;

●	our expectations regarding the popularity and competitive success of our sports clubs;

●	our ability to maintain strong relationships with our fans, supporters and sponsors;

●	our ability to regain and maintain compliance with Nasdaq listing standards and other applicable governance requirements;

●	fluctuations in general economic and business conditions in the markets and industries in which we operate, including, among others, rising inflation and capital market disruptions, economic sanctions, bank failures, regional conflicts around the world, and economic slowdowns or recessions that may result from such developments which could harm the value of our ordinary shares and our ability to access capital markets; and

●	relevant government policies and regulations relating to our industry.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should read this entire prospectus carefully, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus and in the documents we incorporate by reference, before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

We currently do business under the name Solmate Infrastructure, the new operating name of Brera Holdings PLC (Nasdaq: SLMT) (“we,” “our,” “Solmate,” “us,” or the “Company”), following our strategic shift in September 2025 to focus on Solana infrastructure. We are a publicly traded Solana infrastructure company focused on building institutional-grade Solana staking, validation, and treasury infrastructure, with a strategic focus on Abu Dhabi, United Arab Emirates. We were originally incorporated pursuant to the laws of Ireland as Brera Holdings Limited, a private company limited by shares under the Companies Act 2014 of Ireland, on June 30, 2022, as an international holding company focused on expanding a global portfolio of professional football clubs through a multi-club ownership (“MCO”) strategy. Brera Holdings Limited re-registered as an Irish public limited company and was renamed as Brera Holdings Public Limited Company on October 27, 2022. On April 7, 2026, we received shareholder approval at an extraordinary general meeting of our shareholders to, subject to the approval of the Registrar of Companies of Ireland, change the name of the Company from Brera Holdings Public Limited Company to Solmate Infrastructure Public Limited Company. We intend to effect such name change with the Registrar of Companies of Ireland, although there can be no assurance that the Registrar of Companies of Ireland will approve it. Together with our strategic partners, we deploy capital and hardware to drive Solana adoption across the Middle East and beyond. Our registered business offices are located at Connaught House, 5th Floor, One Burlington Road, Dublin 4, D04 C5Y6, Ireland.

Our primary operations consist of managing a Solana-focused digital assets treasury segment and legacy sport multi-club business segment. As a part of our digital assets treasury strategy, we partnered with a third party service provider to operate a Solana validator on our behalf, which was configured to deliver superior validation performance and native yield generation in the form of staking rewards. In August 2026, we completed the transfer of our custodial digital assets that were previously staked pursuant to the Validator Services Agreement (as defined below) to two new validators, one that is operated by Kraken Institutional (approximately 67% of the total custodial digital assets that were previously staked with the RockawayX validator), and the other that is operated by Anagram Staking Services Ltd. (approximately 33% of the total custodial digital assets that were previously staked with the RockawayX validator). The validator services agreements with the new validators provide that the service providers operate the validator infrastructure and are entitled to 50% of non-staking economics attributable to the validators. The validator services agreements also contain customary representations, compliance obligations, confidentiality, indemnification, limitations of liability and termination provisions. We will continue to seek to find innovative solutions aimed at reducing network latency, optimizing validator performance, and maximizing the generation of SOL native yields.

Native yield generation on Solana is the process of earning staking rewards generated directly from the blockchain protocol itself. When an owner stakes their SOL tokens—pledging them to help secure and run the network—the Solana blockchain automatically issues staking rewards in the form of additional tokens over time. These rewards are funded by new token creation and user transaction fees. Because this is an inherent feature of Solana’s core code, the staked tokens are not required to leave the owner’s custodial wallet, making it a safe and predictable way to generate income from Solana ownership. We currently do not employ Solana price risk hedging strategies, but we may do so in the future.

We also continue to operate the legacy football business. Following our September 2025 strategic pivot to Solana infrastructure, we are actively evaluating strategic alternatives for this segment, including potential dispositions of club assets, with the objective of concentrating our capital, resources, and management attention on our Solana Infrastructure segment. We expect the multi-club football segment to represent a diminishing component of our overall business over time. In April 2026, we entered into a deed of transfer pursuant to which the Company agreed to sell the entirety of its equity interest in S.S. Juve Stabia S.r.l. (“Juve Stabia”), an Italian professional football club competing in Serie B, the second highest division of Italian football.

We consider these our two operating segments:

●	Digital Assets Treasury: focuses on building, operating, and managing Solana validator infrastructure in Abu Dhabi, executing and managing our digital asset treasury strategy, and actively supporting the Solana ecosystem. This segment continuously evaluates capital market conditions, the broader crypto economy, and macroeconomic factors in determining the timing and structure of financing transactions used to support the digital asset treasury strategy. The primary objective is to expand our exposure to the Solana ecosystem over the long term through infrastructure ownership, staking, treasury accumulation, and native yield generation.

●	Legacy Sports Business (Multi-Club Football): operates our portfolio of professional and semi-professional football clubs across multiple jurisdictions. As described further below, we are actively evaluating strategic alternatives for this segment as part of our focus on Solana infrastructure and do not intend to make additional capital investments in this segment.

Initial Public Offering

On January 26, 2023, we entered into an underwriting agreement with Revere Securities, LLC, as representative of the underwriters named on Schedule 1 thereto, relating to the Company’s initial public offering (the “Offering”) of 1,500,000 Class B Ordinary Shares (the “Offering Shares”) of the Company, at an Offering price of $5.00 per share.

The Offering Shares commenced trading on the Nasdaq Capital Market under the symbol “BREA” on January 27, 2023. The closing of the Offering took place on January 31, 2023. After deducting underwriting discounts and commissions and non-accountable expense allowance, the Company received net proceeds of approximately $6,900,000 from the Offering.

In October 2025, the Company changed its ticker symbol on the Nasdaq Capital Market. Effective at the open of trading on October 3, 2025, the Class B Ordinary Shares of the Company began trading on the Nasdaq Capital Market under the symbol “SLMT.”

Recent Developments

Nasdaq Deficiency Notice

On April 23, 2026, the Company received the Staff Determination from the Listing Qualifications Staff of Nasdaq, notifying the Company that the Staff of the Nasdaq had determined to delist the Company’s Class B ordinary shares from The Nasdaq Capital Market for failure to maintain a minimum closing bid price of $1.00 per share for thirty (30) consecutive days from March 11, 2026 through April 22, 2026, as required under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Company timely requested a hearing, the filing of such hearing request which automatically stayed any suspension or delisting action pending the hearing and the issuance of the Panel’s written decision.

As previously disclosed, the Company’s shareholders approved a 10-for-1 reverse share split of the Class B ordinary shares of the Company at an extraordinary general meeting of shareholders held on April 7, 2026. On May 1, 2026, the Board approved such 10-for-1 reverse split, effective as of May 14, 2026. On June 1, 2026, the Company announced that it had received written notification from the Nasdaq Hearings Department confirming that the Company had regained compliance with the Minimum Bid Price Requirement. Accordingly, the Company’s Class B ordinary shares will continue to be listed and traded on The Nasdaq Capital Market under the symbol “SLMT.”

Juve Stabia Disposition

On April 17, 2026, the Company entered into a deed of transfer (the “Deed of Transfer”) with Stabia Capital S.r.l. (the “Buyer”), pursuant to which the Company agreed to sell the entirety of its equity interest in Juve Stabia to Buyer. Pursuant to the terms of the Deed of Transfer, the Buyer agreed to purchase the Company’s equity interest in Juve Stabia for total consideration of €1.00 and the Buyer also agreed to assume all of Juve Stabia’s outstanding debts, obligations and other liabilities.

Rights Agreement

On April 24, 2026, the Company entered into a Rights Agreement (the “Rights Agreement”) with Equiniti Trust Company, LLC, as rights agent. The Board has authorized the issuance of one purchase right (a “Right”) for each outstanding Class B Ordinary Share. Each Right represents the right to purchase one Class B Ordinary Share, upon the terms and subject to the conditions of the Rights Agreement. The Rights were issued to the shareholders of record on May 5, 2026, and will expire on April 23, 2027.

The Board has adopted the Rights Agreement to enable all shareholders of the Company to realize the long-term value of their investment in the Company and to guard against attempts to acquire control of the Company at an inadequate price. In general terms, the Rights Agreement works by causing significant dilution to any person or group that acquires 9.99% (or 20% in the case of an existing “13G Investor” as defined in the Rights Agreement) or more of the outstanding ordinary shares of the Company without the prior approval of the Board. The Rights Agreement is not intended to prevent an acquisition of the Company on terms that the Board considers favorable to, and in the best interests of, all shareholders. Rather, the Rights Agreement aims to provide the Board with adequate time to fully assess any takeover proposal and therefore comply with its fiduciary duties and to encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover. The issuance of Rights is not taxable to the Company or to shareholders and will not affect reported earnings per share.

Pulsar Agreement

On February 9, 2026, the Company entered into an advisory services agreement, effective from January 1, 2026, with Pulsar Group Ltd., an Abu Dhabi-based firm, to serve as its exclusive consultant for business development in Gulf Cooperation Council (GCC) countries, at a monthly fee of $250,000 over an initial two-year term. The agreement was subsequently amended on February 13, 2026 to clarify that such fees commenced as of January 1, 2026. On April 24, 2026, the Company and Pulsar Group mutually agreed to suspend payment and accrual of the monthly fee until further notice, as part of the Company’s broader initiative to reduce annualized operating costs.

May 2026 Registered Direct Offering

On May 21, 2026, the Company and certain individual investors entered into subscription agreements pursuant to which the Company agreed to sell to such purchasers an aggregate of 2,298,000 Class B Ordinary Shares in a registered direct offering.

This offering of Class B Ordinary Shares was completed without an underwriter or a placement agent, and the Company did not pay underwriting discounts or commissions, so the proceeds to the Company, before expenses, were approximately $11.4 million.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes. The offering was closed on May 27, 2026.

Management Changes

On April 24, 2026, Marco Santori was terminated as the Company’s Chief Executive Officer and director. Ron Sade was appointed as the Company’s Chief Executive Officer effective May 1, 2026.

Securities Litigation

On June 22, 2026, a shareholder derivative complaint, RBCH Ltd. v. Ron Sade et al., was filed in the Supreme Court of the State of New York, County of New York, naming Ron Sade, our Chief Executive Officer and a member of our board of directors, as well as the other current directors as defendants. The lawsuit alleges breach of fiduciary duty and self-dealing to the detriment of shareholders in connection with the May 2026 registered direct offering (the “RDO”). The plaintiff seeks monetary damages, disgorgement of all compensation, fees and other benefits obtained by the defendants from the Company, rescission of the shares issued in the RDO, an order preventing Ron Sade and Keren Maimon from using the shares obtained in the RDO to vote at the company’s general meeting, and attorney fees. We intend to defend the action vigorously.

Solana Overview

Adoption of a Solana Treasury Policy

We have adopted a treasury policy (the “Treasury Policy”) under which the principal holding in our treasury reserve on the balance sheet will be allocated to digital assets, starting with Solana (“SOL”). Our Board of Directors (the “Board”) approved our new Treasury Policy on September 21, 2025, authorizing long-term accumulation of SOL.

On September 23, 2025, we entered into a strategic advisor agreement (the “Strategic Advisor Agreement”) with Tariq Salem Alsaman Alnuaimi, Guy Hirsch, Keren Maimon, Ron Sade and Alyazi Saeed Almheiri (the “Strategic Advisors”) pursuant to which the Strategic Advisors will provide strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the cryptocurrency technology sector. We also intend to stake our treasury assets with one or more SOL validator service providers.

In October 2025 we began delegating our SOL treasury to validators operated by third parties to generate SOL native yield. A substantial portion of our SOL inventory that is delegated to the RockawayX (as defined below) validator is subject to a standard network-level unbonding period of approximately 24–48 hours; we do not consider this period to constitute a contractual lock-up under the Validator Services Agreement (the “Validator Services Agreement”), dated January 22, 2026, by and between the Company and RockawayX Infra Ltd. (“RockawayX”). We continue to hold our staked SOL through our custodial arrangements, and the legal ownership and custody of our SOL treasury is not transferred to the RockawayX validator or any validator that we use. Staking rewards are generally automatically re-staked through the arrangements with our custodians, unless otherwise directed. We receive staking rewards on a periodic basis, typically ranging from weekly to monthly depending on the applicable custodial arrangement.

As of June 30, 2026, approximately 95% of our SOL holdings were staked, substantially all of which were staked pursuant to the Validator Services Agreement. In August 2026, we completed the transfer of our custodial digital assets that were previously staked pursuant to the Validator Services Agreement to two new validators, one that is operated by Kraken Institutional (approximately 67% of the total custodial digital assets that were previously staked with the RockawayX validator), and the other that is operated by Anagram Staking Services Ltd. (approximately 33% of the total custodial digital assets that were previously staked with the RockawayX validator).

We acquired our current inventory of SOL through: (i) the in-kind contributions made by investors in the PIPE transaction completed in September 2025 to acquire Class B ordinary shares issued by the Company, (ii) a one-time purchase of locked SOL directly from the Solana Foundation, and (iii) over-the-counter (“OTC”) market exchange transactions. As of June 30, 2026, we have not sold any of our Solana, and do not have any immediate plans or arrangements to do so.

In addition to operating our sports club business, our management will focus its resources on our Treasury Policy and a significant portion of the balance sheet will be allocated to holding SOL in our digital asset treasury.

Currently our Treasury Policy is primarily dedicated to SOL, and we do not intend to allocate treasury assets to other digital assets in the near term. As a result, our assets are highly concentrated in a single digital asset. Adverse developments specific to SOL, its protocol, or its ecosystem could have a disproportionate impact on our financial condition and results of operations. We may hedge our SOL holdings with a mix of call options, put options as well as other derivatives via total return swaps.

Our Treasury Policy is intended to bring value to our stockholders through the following:

●	staking the majority of the SOL in our treasury to earn a staking yield and turn the treasury into a productive asset;

●	purchasing locked SOL at a discount to the current spot price; and

●	selling our SOL holdings, whether on the open market, through block trades, or other negotiated transactions, for various reasons and at various times, including, in order to repurchase our Class B Ordinary Shares when our Board believes such repurchases will result in accretive value creation for our shareholders and at such times when it is legally permissible to do so.

We believe that SOL is one of the fastest and most used public blockchain in the world.

There can be no assurance that the value of SOL will increase, and investors should carefully consider the risks associated with digital assets.

How We Earn Staking Rewards

To earn staking rewards, we delegate substantial all of our SOL to a bare metal validator that we jointly manage with a third party while keeping the SOL held by third party custodians. This means we deposit our SOL into a stake account, which is then delegated to a validator’s vote account. As discussed above, in August 2026, we completed the transfer of our custodial digital assets that were previously staked pursuant to the Validator Services Agreement to two new validators, one that is operated by Kraken Institutional, and the other that is operated by Anagram Staking Services Ltd.

How We Manage Liquidity

Our staking program involves a temporary loss of transferability of staked SOL during the “deactivation” or cooldown period. Under normal conditions, we expect to regain complete control over un-staked SOL within approximately 48 hours; however, network conditions could extend this scheduled period. To mitigate liquidity risk, we intend to maintain a portion of our treasury in cash to meet short-term obligations. As of June 30, 2026, our SOL inventory measured at fair value accounted for approximately 80-83% of the total treasury balance of the Company. Our remaining treasury assets as of June 30, 2026 consist of cash and common shares of a privately held crypto-related company. We intend to retain a certain portion of our treasury in cash and cash equivalent assets to ensure that the Company maintains adequate liquidity to meet its operational needs. A certain portion of our holdings is comprised of SOL that is programmatically locked by the FTX estate. As such the release of such locked SOL is outside our control, and although there is an unlocking schedule for such SOL, the expected release of such SOL is not guaranteed and is not under our control. As of June 30, 2026, the SOL that are locked by the FTX estate account for approximately 9% of our SOL treasury. These tokens are subject to contractual lock-up provisions and are released pursuant to a predetermined schedule applicable to all SOL held in the relevant omnibus accounts. The Company receives distributions of unlocked SOL, consisting of both principal and staking rewards, generally on a monthly basis. All remaining locked SOL, including accrued staking rewards, are expected to be fully released by the end of January 2028. For additional information, see the risk factor titled “Our SOL holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.”

Use of Custodians and Storage of SOL

We solely utilize third-party qualified custodians to hold our SOL. We do not self-custody our SOL. We use qualified custodians that utilize risk management and operational best practices related to hot vs. cold storage, access controls, custody technology and insurance, among other practices.

KYC and AML Procedures

We use OTC arrangements with some of our custodians to purchase SOL for our treasury. Additionally, in the past we have executed a one-time SOL purchase transaction directly with the Solana Foundation.

When selecting custodians through which we conduct SOL transactions and hold our SOL treasury, we identify reputable custodians that we believe have implemented appropriate policies and procedures related to anti-money laundering (“AML”) and know-your-customer (“KYC”), and Office of Foreign Assets Control sanctions compliance rules and regulations. We do not perform any independent KYC or AML compliance verification on the individual SOL holders we acquire SOL from as part of our transactions.

Historically we have not engaged in SOL transactions outside of these reputable third-party exchanges and custodians with the exception of (i) a direct purchase transaction with the Solana Foundation, and (ii) with five investors in our September 2025 PIPE transaction who delivered their purchase consideration to us in the form of SOL. The PIPE investors completed a standard KYC process through the placement agent which included date of birth, social security number and a photo ID for individuals and similar information from significant ultimate beneficial owners of entities. In the future we do not plan to engage in SOL transactions directly with individual counterparties outside of these reputable third-party exchanges and custodians. The PIPE investors provided us with customary representations and warranties related to compliance with applicable sanctions laws, USA PATRIOT Act, Office of Foreign Asset Control regulations, anti-money laundering and anti-corruption rules. If we determine that a third-party exchange or custodian does not satisfy applicable standards we may decline to transact on their platforms in the future.

SOL - The Token of the Solana Blockchain

SOL is the native token of the Solana blockchain. SOL was created with an initial supply of 500 million SOL, though much of the initial supply was locked or earmarked for various use cases including the community, the foundation and investors. New SOL is brought into existence primarily through inflationary rewards distributed to validators and delegators. The SOL staking yield is made up of three primary components: inflationary rewards, transaction/priority fees, and maximal extractable value. Solana’s programmatic inflation rate started at 8.0% and decreases by 15% every epoch-year until it reaches a terminal floor of 1.5%. These rewards are minted dynamically and distributed continuously to active stakers at the end of each epoch, rather than entering the market through episodic unlock schedules. Regarding network fees, Solana historically burned 50% of all transaction fees, with the other 50% rewarded to the validator. However, following the adoption of Solana Improvement Document 96 (SIMD-96), 100% of optional priority fees now go directly to the block-producing validator, while the 50% burn mechanism remains strictly in place for all standard base fees.

Like all cryptocurrency assets, SOL has historically exhibited significant volatility. For example, according to data from CoinMarketCap, SOL traded above $294 during January 2025, and on July 22, 2026, it traded as low as approximately $77, representing a decline of 74% from the January 2025 peak. Solana reached intraday lows of approximately $60 during June 2026, representing an 80% decline from the January 2025 peak.

SOL has historically exhibited greater volatility than Bitcoin, and SOL price fluctuations can be tied to rapid shifts in total value locked or high-frequency decentralized exchange activity. Furthermore, shifting sentiment surrounding institutional capital flows and the launch of several spot ETFs may have contributed to the price volatility, especially under the bear market conditions.

Gas fees required to transfer SOL are engineered to optimize speed and affordability while preventing network spam through a distinct local fee market structure. The blockchain enforces a deterministic base transaction fee of 5,000 lamports per cryptographic signature, where 1 SOL equals 1,000,000,000 lamports. To control supply expansion, Solana blockchain utilizes a hybrid mechanism where 50% of the base transaction fee is permanently burned, while the remaining 50%—alongside 100% of any user-submitted priority fees used to bypass localized smart contract congestion—is distributed directly to validators securing the network.

The governance structure of Solana blockchain allows the community to vote on the network’s future direction using a digital ballot. To prevent the system from being burdened with low-quality proposals, only a network operator managing a minimum of 100,000 SOL may submit a proposal. Before a proposal can move to a network-wide election, it must first gather a ‘petition’ of support from at least 15% of all staked tokens on the network. Once it reaches the final ballot, the proposal requires a two-thirds supermajority to pass. Crucially, investors who delegate their tokens to network operators retain ultimate control; a safety feature referred to as “staker sovereignty” which allows individual token holders to override their operator’s vote if they disagree with it, with the intended goal of preventing power from becoming too concentrated.

The allocation of SOL’s total supply and its remaining release schedule are governed by a predictable decreasing inflation model rather than a hard-capped maximum supply. According to the network’s official genesis ledger, the initial token supply was distributed with 38.9% allocated to a community reserve fund, 36.2% to early private investors across multiple funding rounds, 12.8% to the core development team, 10.5% to the Solana Foundation, and 1.6% via a public auction. Because the supply is structurally open-ended, new tokens are programmatically generated and released via an inflation schedule that started at 8% and tapers down by 15% from the prior value each year until it hits a permanent baseline of 1.5%.

How SOL is Used

SOL is used as part of Solana’s proof-of-stake consensus mechanism. In general, proof-of-stake blockchains have block producers called validators that run nodes, bond or stake the protocol’s native token, propose blocks when chosen to do so, and validate/sign the transactions and blocks of others when not. Validators are chosen to produce a block in proportion to their stake, which makes it extremely costly for bad actors to attempt to control the network and add invalid transactions to the blockchain. Validators receive staking rewards for the work they perform, which further incentivizes validators to behave properly, as they would otherwise miss out on such rewards. Other proof-of-stake networks often “slash” some or all of a validator’s stake if it intentionally or unintentionally performs its duties poorly, for example, by double-signing a transaction, though Solana has not implemented slashing at this time. In addition to its use within consensus, SOL is also a “gas token”, meaning that users of the Solana blockchain pay SOL to validators (and delegators) as compensation for processing their transactions.

We see three particularly notable items giving Solana a technical advantage compared to many smart contract blockchain peers. Solana’s proof-of-history gives validators a notion of time and allows them to produce blocks without requiring the network to first agree upon the current block, resulting in speed advantages. Further, unlike peer blockchains that often use single-threaded virtual machines, Solana enables parallel transaction execution to increase throughput and take advantage of future hardware improvements resulting from increased CPU core counts. In addition, Solana is optimized for speed and security, and is naturally growing into decentralization as hardware and bandwidth costs fall over time, positioning it well along the Blockchain Trilemma.

While Solana Labs and the Solana Foundation have played important roles in the development of the Solana ecosystem, no single entity owns or controls the Solana network. However, concentration of influence in these entities, particularly in early-stage protocol governance, presents risks that investors should consider.

Where SOL can be Transferred

SOL is a digital asset that can be transferred peer-to-peer on the Solana blockchain and traded across multiple markets, including: (i) centralized and decentralized spot exchanges, where pricing is determined by supply and demand and transactions may be executed via order books or smart contracts; and (ii) over-the-counter markets, where SOL is traded through privately negotiated bilateral transactions, typically for larger block trades.

The Solana Ecosystem

Solana’s performance and technical capabilities enable many use cases from DeFi to decentralized physical infrastructure networks, AI agents, social media, gaming, stablecoins, real-world assets, among others. We believe Solana is advantaged by best-in-class technology and strong network effects that have attracted a large, growing, and vibrant ecosystem of users, developers, and decentralized applications.

Regulations

Depending on the regulatory characterization of Solana, the markets for cryptocurrency in general, and our activities in particular, our business and our Solana acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our SOL strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The Commodities Futures Trading Commission (the “CFTC”) takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

In addition, because transactions in SOL provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of SOL and SOL platforms, and there is the possibility that law enforcement agencies could close SOL platforms or other SOL-related infrastructure with little or no notice and prevent users from accessing or retrieving SOL held via such platforms or infrastructure.

As noted above, activities involving SOL and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope The laws and regulations applicable to SOL and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Legacy Sports Business

Following our September 2025 strategic pivot to Solana infrastructure, we continue to operate this segment as our legacy business and maintain certain of our existing football club holdings; however, we are actively evaluating strategic alternatives for the segment, including potential dispositions of one or more club assets, with the objective of concentrating our resources and management attention on the Solana infrastructure segment. For example, in April 2026, we entered into a deed of transfer pursuant to which we agreed to sell the entirety of our equity interest in S.S. Juve Stabia S.r.l.

During this evaluation period, we do not intend to make significant additional capital investments in the legacy segment, and we expect its relative contribution to our consolidated business to diminish over time. The football club assets are excluded from our digital asset treasury holdings updates, reflecting their distinct strategic and financial character from our primary Solana Infrastructure operations.

For additional discussion regarding our legacy sports business, see “Item 4.B. Business Overview – Legacy Sports Business (Multi-Club Football) Segment” in our Annual Report on Form 20-F for the year ended December 31, 2025 (the “2025 Annual Report”).

September 2025 PIPE Transaction

Securities Purchase Agreements

On September 18, 2025, we entered into securities purchase agreements (the “PIPE Securities Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “PIPE Offering”) an aggregate offering of (i) a combination of 6,150,551 Class B Ordinary Shares, and Class B Ordinary Share purchase warrants (the “PIPE Common Warrants”) to purchase 6,150,551 Class B Ordinary Shares, at a combined offering price of $45.00 per Class B Ordinary Share and PIPE Common Warrant to purchase one Class B Ordinary Share and (ii) a combination of pre-funded warrants (the “PIPE Pre-Funded Warrants”) to purchase 516,115 Class B Ordinary Shares and PIPE Common Warrants to purchase 516,115 Class B Ordinary Shares, at a combined offering price of $44.50 per PIPE Pre-Funded Warrant to purchase one Class B Ordinary Share and PIPE Common Warrant to purchase one Class B Ordinary Share.

The PIPE Common Warrants will be immediately exercisable for 36 months after issuance at an exercise price of $67.50 per share. The PIPE Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the PIPE Pre-Funded Warrants issued in the PIPE Offering are exercised in full at an exercise price of $0.50 per share. Each Purchaser’s ability to exercise its PIPE Pre-Funded Warrants and PIPE Common Warrants, as applicable, in exchange for Class B Ordinary Shares is subject to certain beneficial ownership limitations set forth therein.

The PIPE Offering closed on September 23, 2025 with aggregate gross proceeds of approximately $300 million, which amount was paid in cash, USD Coin, Tether, or SOL (or a combination thereof).

Registration Rights Agreement

In connection with entering into the PIPE Securities Purchase Agreements, on September 18, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC, within 30 days of the closing of the PIPE Offering registering the resale of, among others, the PIPE Shares, the PIPE Pre-Funded Warrants, the PIPE Pre-Funded Warrant Shares, the PIPE Common Warrants, the PIPE Warrant Shares, the Strategic Advisor Warrants and the Strategic Advisor Warrant Shares.

The registration statement of which this prospectus forms a part is being filed in part to satisfy our obligations under the Registration Rights Agreement.

Strategic Advisor Agreement

On September 18, 2025, the Company entered into a Strategic Advisor Agreement with the Strategic Advisors, pursuant to which the Strategic Advisors will provide the Company with strategic advice and guidance relating to the Company’s business, operations and growth initiatives, and industry trends in the cryptocurrency technology sector. In return for their services, the Strategic Advisors will receive (i) cash compensation equal to 1% per annum of the amount of the Company’s SOL Assets Under Management (“SOL AUM”) (as determined in accordance with the provisions of the Strategic Advisor Agreement); (ii) prefunded warrants (the “Strategic Advisor Pre-Funded Warrants”) to purchase a number of Class B Ordinary Shares equal to 10% of the aggregate number of Class B Ordinary Shares and pre-funded warrants issued pursuant to the Securities Purchase Agreements (the “Strategic Advisor Pre-Funded Warrant Shares”); (iii) warrants (the “Strategic Advisor Common Warrants 1”) to purchase an amount of Class B Ordinary Shares equal to, in the aggregate, 50.0% of the aggregate number of Strategic Advisor Pre-Funded Warrant Shares; and (iv) warrants (the “Strategic Advisor Common Warrants 2”, and together with the Strategic Advisor Pre-Funded Warrants and the Strategic Advisor Common Warrants 1, the “Strategic Advisor Warrants”) to purchase, in the aggregate, an amount of Class B Ordinary Shares equal to 9.0% of the aggregate number of Class B Ordinary Shares and pre-funded warrants issued pursuant to the Securities Purchase Agreements. The Strategic Advisor Agreement was amended on October 31, 2025 to correct the exercises prices of the Strategic Advisor Common Warrants 2. All of the Strategic Advisor Common Warrants 2 were exercised on a cashless basis. Under the Strategic Advisor Agreement, SOL AUM is valued, as of a given date, using the time-weighted average price of SOL over the 15 calendar-day period ending on the day immediately preceding such date, which means, with respect to each such day, the CME CF Solana-Dollar Reference Rate New York Variant (SOLUSD_NY) (“CF Benchmarks Index”) for such day or, if the CF Benchmarks Index is unavailable, the rate determined pursuant to such other index, benchmark or other method of determining the fair value of SOL as may be selected by the Company and approved in good faith by a majority of the strategic advisors. While the Company’s Board of Directors works closely with the Strategic Advisors to identify potential new opportunities, currently, the Company does not plan to pursue any initiatives regarding its SOL treasury pursuant to the Strategic Advisor Agreement. As of June 30, 2026, SOL AUM was $93 million.

Concurrent Securities Issuances

On September 23, 2025, the Company entered into a Registration Rights Agreement (the “DM Registration Rights Agreement”) with certain entities owned and controlled by Daniel J. McClory (the “DM Entities”), an executive director of the Company, pursuant to which the Company agreed to file a registration statement with the SEC, within 30 days of the closing of the PIPE Offering registering the resale of the Class B Ordinary Shares held by the DM Entities. The McClory Shares have been included in the registration statement related to this prospectus pursuant to the DM Registration Rights Agreement.

The registration statement of which this prospectus forms a part is being filed in part to satisfy our obligations under the DM Registration Rights Agreement.

May 2026 Registered Direct Offering

On May 21, 2026, the Company and certain individual investors entered into subscription agreements pursuant to which the Company agreed to sell to such purchasers an aggregate of 2,298,000 Class B Ordinary Shares in a registered direct offering.

This offering of Class B Ordinary Shares was completed without an underwriter or a placement agent, and the Company did not pay underwriting discounts or commissions, so the proceeds to the Company, before expenses, were approximately $11.4 million.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes. The offering was closed on May 27, 2026.

Corporate Information

Our corporate address and registered office are located at Connaught House, 5th Floor, One Burlington Road, Dublin 4, D04 C5Y6, Ireland. The phone number of our registered office is +353 1 237 3700. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102. We maintain a website at https://solmate.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

THE OFFERING

Securities offered by Selling Securityholders:	(A) up to 6,666,648 of our Class B Ordinary Shares issuable upon the exercise of the PIPE Common Warrants (as defined herein) issued to the investors in the PIPE Offering (as defined herein), which have an exercise price of $67.50 per share (the “PIPE Warrant Shares”); (B) up to 333,331 Class B Ordinary Shares issuable to the Strategic Advisors (as defined herein) upon the exercise of certain Strategic Advisor Pre-Funded Warrants (as defined herein), which have an exercise price of $0.50 per share (the “Strategic Advisor Pre-Funded Warrant Shares”); (C) up to 166,663 Class B Ordinary Shares issuable upon exercise of the Strategic Advisor Common Warrants 1 (as defined herein) which have an exercise price of $67.50 per share (the “Strategic Advisor Warrant 1 Shares” and together with the Strategic Advisor Pre-Funded Warrant Shares, the Strategic Advisor Warrant Shares”); (D) 1,069 Class B Ordinary Shares issuable upon warrants issued to certain legacy shareholders of the Company, which have an exercise price of $135.00 per share (the “Legacy Warrant Shares”); (E) the PIPE Common Warrants to purchase up to 6,666,648 Class B Ordinary Shares, (F) the Strategic Advisor Pre-Funded Warrants to purchase up to 333,331 Class B Ordinary Shares; (G) the Strategic Advisor Common Warrants 1 to purchase up to 166,663 Class B Ordinary Shares; (H) 6,150,533 PIPE Shares; (I) 516,115 PIPE Pre-Funded Warrant Shares; and (J) 109,421 McClory Shares.

Ordinary shares outstanding prior to the offering[1]	11,009,294

Ordinary shares outstanding immediately after the offering	18,177,005 assuming the exercise in full of all PIPE Common Warrants, Strategic Advisor Warrants and warrants related to the Legacy Warrant Shares.

Use of proceeds

We will not receive any of the proceeds from the sale of Class B Ordinary Shares by any Selling Securityholder. However, we will receive up to approximately $461,559,473 in gross proceeds if the PIPE Common Warrants, Strategic Advisor Warrants and warrants related to the Legacy Warrant Shares are exercised in full (assuming no cashless exercise, as applicable). Other than proceeds required to fund operations, we anticipate using substantially all of the proceeds from the exercise of the PIPE Common Warrants, Strategic Advisor Warrants and warrants related to the Legacy Warrant Shares to purchase additional SOL pursuant to our digital asset strategy. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from the exercise of warrants, if any. See “Use of Proceeds”.

Risk factors	Investing in our Class B Ordinary Shares involves a high degree of risk. You should carefully consider all the information in this prospectus and the documents incorporated into each by reference prior to investing in our shares. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus and the documents we have filed with the SEC that are incorporated by reference herein for more information, before you make any investment in our shares.

Trading market	Our Class B Ordinary Shares are traded on The Nasdaq Capital Market tier of Nasdaq under the symbol “SLMT”.

[1]	As of June 26, 2026

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F, as filed with the SEC, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of the Class B Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering and Ownership of Our Class B Ordinary Shares

Our management will have broad discretion as to the use of the proceeds from this offering may invest or otherwise use the proceeds in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from the exercise of the PIPE Common Warrants, and the Strategic Advisor Warrants any additional offering by us and could use the proceeds for purposes other than those contemplated at the time of the offering, including in ways that do not improve our results of operations or enhance the value of our Class B Ordinary Shares. The failure by our management to apply these funds effectively could result in financial losses that have a material adverse effect on our business or cause the price of our Class B Ordinary Shares to decline, delay the development of additional products and services and our pursuit of our new SOL strategy. Pending their use, we may invest the net proceeds from warrant exercises or offerings in a manner that does not produce income or that loses value.

Future sales of our Class B Ordinary Shares, or the perception in the public markets that these sales may occur, could cause the market price for our Class B Ordinary Shares to decline.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional Class B Ordinary Shares or other securities convertible into or exchangeable for our Class B Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Class B Ordinary Shares, or securities convertible or exchangeable into Class B Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, sales of a substantial number of Class B Ordinary Shares in the public market could occur at any time, subject to the restrictions and limitations described below. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Class B Ordinary Shares in the public market following this offering, the market price of our Class B Ordinary Shares could decline significantly and impair our ability to raise capital through the sale of additional equity securities.

We have reserved 900,000 Class B Ordinary Shares for issuance under our 2022 Equity Incentive Plan, and as of the date of this prospectus, we have 118,803 Class B Ordinary Shares available shares to be issued. We cannot predict the effect, if any, that market sales of Class B Ordinary Shares or the availability of Class B Ordinary Shares for sale will have on the market price of our Class B Ordinary Shares prevailing from time to time. Sales of substantial amounts of Class B Ordinary Shares in the public market, or the perception that those sales will occur, could cause the market price of our Class B Ordinary Shares.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Class B Ordinary Shares. We do not currently intend to pay dividends on our Class B Ordinary Shares and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Class B Ordinary Shares may be your sole source of gain for the foreseeable future.

We are exposed to counterparty risk in connection with our SOL holdings and transactions which may adversely affect our business, financial condition, and results of operations.

We are exposed to counterparty risk in connection with our SOL holdings and transactions, as we rely on third-party exchanges, OTC counterparties, and custodians. These entities may be subject to fraud, cybersecurity incidents, operational failures, regulatory actions, or financial distress. The insolvency or bankruptcy of a custodian or trading platform could delay or impair our ability to access or recover assets, potentially resulting in partial or total loss. Digital asset custodial arrangements may offer fewer legal protections than traditional custody, and customer assets may be treated as part of a counterparty’s bankruptcy estate. Although we employ due diligence, counterparty diversification, and internal controls to mitigate these risks, such measures may not be effective in preventing losses and as a result, it may adversely affect our business, financial condition, and results of operations.

Our SOL holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, digital asset markets, including SOL, have been highly volatile, with relatively limited liquidity and trading volumes compared to sovereign currency markets, ongoing concerns regarding pseudonymity, a developing regulatory framework, and susceptibility to market abuse, manipulation, and control failures at exchanges. These risks are compounded by the assets’ electronic and decentralized nature. During times of market instability, we may not be able to sell our SOL at favorable prices or at all. Further, SOL we hold with our custodians and transact with our trade execution partners does not enjoy the same protection as is available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. We may be unable to enter into term loans or other capital raising transactions collateralized by our SOL or otherwise generate funds using our SOL holdings, including in particular during times of market instability or when the price of SOL has declined significantly. In addition, a certain portion of our SOL are under a programmatic lockup from the FTX estate and in accordance with the one-time purchase transaction with the Solana Foundation (“locked SOL”), and we may continue to acquire locked SOL at a discount to market prices of unlocked SOL in order to generate value for shareholders. These locked SOL are significantly less liquid than cash and our unlocked SOL holdings. If we are unable to sell our locked or unlocked SOL, enter into additional capital raising transactions using locked or unlocked SOL as collateral, or otherwise generate funds using our locked or unlocked SOL holdings, or if we are forced to sell our locked or unlocked SOL at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Our staking activities expose us to additional operational, liquidity, regulatory and technological risks that could adversely affect our SOL holdings, financial condition and results of operations.

To earn staking rewards, we intend to delegate our SOL to our bare metal validator that we jointly manage with a third party while keeping the SOL held by third party custodians. This means we intend to deposit our SOL into a stake account, which is then delegated to a validator’s vote account. As of June 30, 2026, approximately 95% of our SOL holdings were staked, substantially all of which were staked pursuant to the Validator Services Agreement. Staked SOL may not be immediately available for transfer or sale and generally must undergo an unstaking process before becoming transferable, which may limit our ability to access liquidity, respond to market developments, satisfy operational needs or dispose of our holdings on favorable terms. In addition, the amount of staking rewards we earn depends on various factors beyond our control, including network protocols, validator performance, changes to the Solana network, staking participation rates, protocol upgrades and governance decisions, any of which could reduce or eliminate anticipated staking rewards.

Our staking activities also expose us to operational, technological and counterparty risks. Validators may experience downtime, cybersecurity incidents, operational failures, software defects, misconfigurations or other disruptions that could reduce staking rewards, delay access to our staked assets or otherwise adversely affect our staking activities. While we intend to conduct appropriate diligence in selecting validators, we cannot guarantee that any validator will operate as expected or remain financially or operationally viable.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Securities by any Selling Securityholder. However, we will receive up to approximately $461,559,473 in gross proceeds if the PIPE Common Warrants, Strategic Advisor Warrants and the warrants related to the Legacy Warrant Shares are exercised in full (assuming no cashless exercise, as applicable). Other than proceeds required to fund operations, we anticipate using substantially all of the proceeds from the exercise of the PIPE Common Warrants, Strategic Advisor Warrants and warrants related to the Legacy Warrant Shares to purchase additional SOL pursuant to our digital asset strategy. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from the exercise of warrants, if any.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant, and will be subject to compliance with applicable laws, including the Irish Companies Act, which requires Irish companies to have distributable reserves available for distribution equal to or greater than the amount of the proposed dividend. In addition, any distribution of dividends must be in accordance with the rules and restrictions applying under Irish law.

DESCRIPTION OF SHARE CAPITAL

The description of our authorized share capital and our outstanding securities as of the date of the filing of our 2025 Annual Report is incorporated by reference to Exhibit 2.1 to the 2025 Annual Report, and supplemented or updated as follows:

General

The authorized share capital of the Company is $501,750,000, which consist of 1,053,000,000 shares, consisting of (i) 500,000 Class A ordinary shares with a nominal value of $0.50 each, (ii) 1,002,500,000 Class B ordinary shares with a nominal value of $0.50 each, and (iii) 50,000,000 preferred shares with a nominal value of $0.005 each of which 10,000,000 are designated as Series A Preferred Shares (the “Series A Preferred Shares”) and 2,500,000 are designated as Series B Preferred Shares (the “Series B Preferred Shares”).

As of June 26, 2026, there were 20,000 shares of Series A Preferred Stock (convertible into 16,000 Class B Ordinary Shares) outstanding. There are no shares of Series B Preferred Stock outstanding.

Preferred Shares

Under our constitution, we are authorized to issue, without shareholder approval, up to 50,000,000 preferred shares, issuable in one or more series, and, subject to the provisions of the Irish Companies Act, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights, as our board of directors may determine and as further set out in the constitution, and such rights and privileges, including dividend and voting rights, may be superior to those of the ordinary shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our ordinary shares and the voting and other rights of the holders of ordinary shares.

Our board of directors has designated the Series A Preferred Shares and the Series B Preferred Shares (together, the “Designated Preferred Shares”). The voting rights of the Designated Preferred Shares are limited to protective provisions, requiring consent for issuance of senior securities and material adverse amendments. The Designated Preferred Shares rank senior to our ordinary shares in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders and the holders are entitled to receive an amount per share equal to the original issue price plus any accrued but unpaid dividends before any distribution to the holders of our ordinary shares. The holders of Designated Preferred Shares are entitled to receive dividends as and when recommended and declared by our board of directors or declared by our shareholders on a pari passu basis with our ordinary shares according to the number of Class B Ordinary Shares then issuable to such holders upon conversion of the Designated Preferred Shares. Each Designated Preferred Share is convertible into 0.8 Class B Ordinary Shares at the option of the holder, subject to adjustment as described in its respective certificate of designation. The Series A Preferred Shares are redeemable by us, commencing on the first anniversary of the original issue date, at 150% of the original issue price, payable in cash or Class B Ordinary Shares. The Series B Preferred Shares are not redeemable by us. As of June 26, 2026, there were 20,000 shares of Series A Preferred Stock (convertible into 16,000 Class B Ordinary Shares) outstanding. There are no shares of Series B Preferred Stock outstanding.

Warrants

As of June 26, 2026, the Company had the following outstanding warrants:

●	PIPE Common Warrants, exercisable for 6,666,648 Class B Ordinary Shares at an exercise price of $67.50 per share for three years following their initial issuance.

●	Strategic Advisor Pre-Funded Warrants, exercisable for 333,331 Class B Ordinary Shares at an exercise price of $0.50 per share, which are not exercisable until September 23, 2028.

●	Strategic Advisor Common Warrants 1, exercisable for 166,663 Class B Ordinary Shares at an exercise price of $67.50 per share, which are not exercisable until September 23, 2028.

●	Warrants held by certain legacy shareholders to purchase 1,069 Class B Ordinary Shares at an exercise price of $135.00 per share.

RSUs

As of June 26, 2026, the Company has granted 52,645 Restricted Stock Units (“RSUs”) under the Company’s 2022 Equity Incentive Plan as follows:

●	On September 23, 2025, the Board of Directors granted 4,444 RSUs to each of Keren Maimon, Ron Sade, Alyazi Saeed Almheiri, Tariq Salem Alsaman Alnuaimi, Arthur Laffer and Viktor Fischer, representing 26,664 RSUs in aggregate. These RSUs vest in substantially equal quarterly installments over a two-year period commencing from the date of grant, with an initial vesting date occurring on October 23, 2025, subject to continued service and the terms of the Plan. Unvested RSUs accelerate and vest in full upon a Change in Control, as defined in the Plan.

●	In 2026, the Board of Directors approved the grant of 25,981 RSUs to Erez Simha pursuant to his director offer letter. These RSUs vest in substantially equal quarterly installments over a two-year period, subject to continued service and the terms of the Plan.

●	In April 2026, Arthur Laffer and Viktor Fischer resigned from the Board of Directors, and accordingly 6,666 unvested RSUs related to their awards were forfeited in accordance with the terms of the Plan. The vested RSUs had not yet been settled through the issuance of shares as of June 26, 2026.

As of June 26, 2026, there are 45,979 RSUs outstanding, of which 9,914 RSUs have vested.

Transfer Agent

The transfer agent and registrar for our ordinary shares in the United States is Equiniti Trust Company, 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120. Its telephone number is (800) 689-8788.

Listing

The Class B Ordinary Shares are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “SLMT”.

SELLING SECURITYHOLDERS

The Securities being offered by the Selling Securityholders are those issuable upon exercise of previously issued warrants to purchase Class B Ordinary Shares. For additional information regarding the issuances of those Class B Ordinary Shares and the other Securities, see the section of this prospectus titled “Prospectus Summary — Recent Developments — September 2025 PIPE Transaction.” We are registering the Securities in order to permit the Selling Securityholders to offer the Securities for resale from time to time.

Information About the Selling Securityholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Securityholders or known to us, the name of the Selling Securityholders and the number of Class B Ordinary Shares beneficially owned by the Selling Securityholders before and after this offering.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of Class B Ordinary Shares held by each of the Selling Securityholders.

The Selling Securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the Selling Securityholders in the below table is based upon 11,009,294 Class B Ordinary Shares outstanding as of June 26, 2026.

Name of Selling Securityholder	Number of Class B Ordinary Shares Owned Prior to Offering	Maximum Number of Class B Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class B Ordinary Shares Owned After the Offering	Percentage Class B Ordinary Shares Owned After the Offering(1)
RBCH Ltd.(2)	1,111,111	2,222,222	0	*
Electric Capital Frontier Fund II, LP(3)	497,657	995,314	0	*
Electric Capital Venture Fund III, LP(4)	207,346	414,692	0	*
QRT Master Fund SPC- Torus Fund SP(5)	437,485	874,970	0	*
Qube Master Fund Ltd(6)	215,478	430,956	0	*
ARK Innovation ETF(7)	431,625	863,252	0	*
ARK Next Generation Internet ETF(8)	139,569	279,138	0	*
ARK FinTech Innovation ETF(9)	78,805	157,610	0	*
Anatole Partners Master Fund, L.P.(10)	316,632	633,264	0	*
Anatole Partners Enhanced Master Fund, L.P. (11)	238,923	477,846	0	*
Alyeska Master Fund, LP(12)	518,682	1,037,364	0	*
Gluonfield Holdings Limited(13)	333,333	666,666	0	*
V3 Holding Limited(14)	333,333	666,666	0	*
Anson Investments Master Fund LP(15)	144,444	288,888	0	*
Anson East Master Fund LP(16)	44,445	88,890	0	*
Anson Opportunities Master Fund LP(17)	33,333	66,666	0	*
Black Lines Holdings Limited(18)	221,517	443,034	0	*
Meshflow SOL II LLC(19)	103,174	206,348	0	*
Bartosz Lipinski(20)	41,269	82,538	0	*
Funds Managed by Weiss Asset Management LP(21)	111,110	222,220	0	*
Phiton Ventures, LLC(22)	111,111	222,222	0	*
Off the Chain LP(23)	111,111	222,222	0	*
Quantstamp Holdings Bermuda Ltd(24)	111,111	222,222	0	*
Arrington XRP Capital Fund, LP(25)	111,111	222,222	0	*
OGTM Holdings LLC(26)	88,888	177,776	0	*
Origin Capital Partners Limited(27)	11,111	22,222	0	*
Coinfund Liquid Opportunities LP(28)	63,438	126,876	0	*
Series F Liquid Opportunities LP(29)	7,248	14,496	0	*
Series G Liquid Opportunities LP(30)	7,091	14,182	0	*
Schonfeld Global Master Fund L.P.(31)	61,111	122,222	0	*

Name of Selling Securityholder	Number of Class B Ordinary Shares Owned Prior to Offering	Maximum Number of Class B Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class B Ordinary Shares Owned After the Offering	Percentage Class B Ordinary Shares Owned After the Offering(1)
Borderless Multi-Strategy Fund V LP(32)	61,111	122,222	0	*
Payward, Inc.(33)	44,444	88,888	0	*
Disrupt Investments Limited(34)	44,444	88,888	0	*
Eleven Eleven Algo Ci Ltd(35)	33,333	66,666	0	*
CL Advisors - DVII LP(36)	17,908	35,816	0	*
CL Advisors - DIII LP(37)	13,218	26,436	0	*
Anagram Ltd.(38)	25,761	51,522	0	*
Paper Group Special Opportunities 2 Inc.(39)	22,222	44,444	0	*
Funicular Funds, LP(40)	22,222	44,444	0	*
Ron Sade(41)	1,423,978	100,443	1,323,535	5.32%
Keren Kalima Maimon(42)	1,420,200	96,665	1,323,535	5.32%
Stanislav Oskin(43)	22,580	44,444	0	*
Dylan Zanker(44)	5,555	11,110	0	*
Relayer Capital Master Fund Ltd.(45)	5,555	11,110	0	*
Eyal Ashur(46)	2,222	4,444	0	*
Guy Hirsch(47)	262,451	88,887	173,564	*
Alyazi Saeed Ahmed Alkhattal Almheiri(48)	256,199	83,332	172,867	*
Tariq Salem Ebraheem Alsaman Alnuuaimi(49)	512,407	166,666	345,741	1.39%
Arlington Capital Holdings Inc.(50)	1,629	148	1,481	*
Micheal WardIRA(51)	407	37	370	*
Lotus Investors LLC(52)	814	74	740	*
UVE Partners LLC(53)	1,629	148	1,481	*
Jelena Jakovljevic(54)	429	148	281	*
Thomas Saunders(55)	395	35	360	*
Brenda Fortunate(56)	407	37	370	*
Brent W. Bost(57)	387	37	350	*
John Gismondi(58)	488	44	444	*
Paul T. Barich(59)	1,026	93	933	*
John Scott(60)	157	57	100	*
Samuel Bode Miller(61)	684	62	622	*
Gregory James Gleason(62)	765	69	696	*
Charles Wyatt(63)	569	51	518	*
Jill Jaclin(64)	325	29	296	*
Carlton Fiorentino(65)	2,222	4,444	0	*
Greg Blatt(66)	44,444	88,888	0	*
Jordan Siberry(67)	4,444	8,888	0	*
Patrick Loney(68)	555	1,110	0	*
Patrick Murck(69)	555	1,110	0	*
Sonny Singh(70)	11,111	22,222	0	*
Robert Chalmers Revocable Trust(71)	4,500	9,000	0	*
Boustead Securities, LLC(72)	9,388	9,388	0	*
Brea Holdings LLC(73)	10,000	10,000	0	*
Daniel J. McClory(74)	77,500	40,000	37,500	*
Pinehurst Partners LLC(75)	50,033	50,033	0	*

(*)	Represents less than 1%.
(1)	Applicable percentage ownership is based on 11,009,294 Class B Ordinary Shares outstanding as of June 26, 2026.

(2)	Does not include 1,111,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by RBCH Ltd., which, if exercised would represent 8.93% of the Percent of Class B Ordinary Shares. Mr. Viktor Fischer and Mr. Jakub Havrlant, are the control person of the Selling Securityholder, have voting and investment control of the shares held by the Selling Securityholder. Mr. Fischer and Mr. Havrlant may be deemed to be the beneficial owner of such shares. Mr. Fischer and Mr. Havrlant, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is c/o Juraj Petro- Rockaway X, Generala Piky 430/26, Dejvice, 160 00 Praha 6, Czech Republic.
(3)	Does not include 497,657 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Electric Capital Frontier Fund II, LP, which, if exercised would represent 3.99% of the Percent of Class B Ordinary Shares. Curtis Wayne Spencer IV is the Managing Member of Electric Capital Frontier Fund GP II, LLC, the General Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Spencer may be deemed to be the beneficial owner of such shares. Mr. Spencer, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 855 El Camino Real #13A-15, Palo Alto, CA 943012.
(4)	Does not include 207,346 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Electric Capital Venture Fund III, LP, which, if exercised would represent 1.66% of the Percent of Class B Ordinary Shares. Curtis Wayne Spencer IV is the Managing Member of Electric Capital Venture Fund GP III, LLC, the General Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Spencer may be deemed to be the beneficial owner of such shares. Mr. Spencer, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 855 El Camino Real #13A-15, Palo Alto, CA 943012.
(5)	Does not include 437,485 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by QRT Master Fund SPC- Torus Fund SP, which, if exercised would represent 3.52% of the Percent of Class B Ordinary Shares. Stuart Brown, is the Director for Qube Research & Technologies Limited as investment manager for the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Brown may be deemed to be the beneficial owner of such shares. Mr. Brown, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Suit #7, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, KY1-1003, Cayman Islands.
(6)	Does not include 215,478 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Qube Master Fund Ltd, which, if exercised would represent 1.73% of the Percent of Class B Ordinary Shares. Stuart Brown, is the Director for Qube Research & Technologies Limited as investment manager for the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Brown may be deemed to be the beneficial owner of such shares. Mr. Brown, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Suit #7, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, KY1-1003, Cayman Islands.
(7)	Does not include 431,625 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by ARK Innovation ETF, which, if exercised would represent 3.47% of the Percent of Class B Ordinary Shares. Cathie Wood, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Ms. Wood may be deemed to be the beneficial owner of such shares. Ms. Wood, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 200 Central Ave Suite 220, St. Petersburg FL 33701.
(8)	Does not include 139,569 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by ARK Next Generation Internet ETF, which, if exercised would represent 1.12% of the Percent of Class B Ordinary Shares. Cathie Wood, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Ms. Wood may be deemed to be the beneficial owner of such shares. Ms. Wood, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 200 Central Ave Suite 220, St. Petersburg FL 33701.
(9)	Does not include 78,805 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by ARK FinTech Innovation ETF, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Cathie Wood, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Ms. Wood may be deemed to be the beneficial owner of such shares. Ms. Wood, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 200 Central Ave Suite 220, St. Petersburg FL 33701.

(10)	Does not include 316,632 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Anatole Partners Master Fund, L.P., which, if exercised would represent 2.55% of the Percent of Class B Ordinary Shares. The reported securities are directly owned by the Selling Securityholder and may be deemed beneficially owned by Anatole Investment Management Limited (“Anatole”) as the investment manager of the Selling Securityholder. The reported securities may also be deemed beneficially owned by Xiaofan Yang as the principal of Anatole. Mr. Yang also may be deemed to be the beneficial owner of such securities. Each of Anatole and Mr. Yang, however, disclaims any beneficial ownership of the securities held by the Selling Shareholder. The address of Selling Securityholder is 17/F Southland Building, 48 Connaught Road Central, Hong Kong.
(11)	Does not include 238,923 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Anatole Partners Enhanced Master Fund, L.P., which, if exercised would represent 1.92% of the Percent of Class B Ordinary Shares. The reported securities are directly owned by the Selling Securityholder and may be deemed beneficially owned by Anatole as the investment manager of the Selling Securityholder. The reported securities may also be deemed beneficially owned by Xiaofan Yang as the principal of Anatole. Mr. Yang also may be deemed to be the beneficial owner of such securities. Each of Anatole and Mr. Yang, however, disclaims any beneficial ownership of the securities held by the Selling Shareholder. The address of Selling Securityholder is 17/F Southland Building, 48 Connaught Road Central, Hong Kong.
(12)	Does not include 518,682 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Alyeska Master Fund, LP, which, if exercised would represent 4.17% of the Percent of Class B Ordinary Shares. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P., and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(13)	Does not include 333,333 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Gluonfield Holdings Limited, which, if exercised would represent 2.68% of the Percent of Class B Ordinary Shares. Grigori Fishman, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Fishman may be deemed to be the beneficial owner of such shares. Mr. Fishman, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 3rd Floor Genesis Building, Genesis Close George Town, PO Box 492, Grand Cayman.
(14)	Does not include 333,333 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by V3 Holding Limited, which, if exercised would represent 2.68% of the Percent of Class B Ordinary Shares. Valerijs Vavilovs, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Vavilovs may be deemed to be the beneficial owner of such shares. Mr. Vavilovs, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands.
(15)	Does not include 144,444 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Anson Investments Master Fund LP, which, if exercised would represent 1.16% of the percent of Class B Ordinary Shares. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of the Selling Securityholder, hold voting and dispositive power over the Class B Ordinary Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. and may be deemed to be the beneficial owners of such shares, however, Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Class B Ordinary Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

(16)	Does not include 44,444 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Anson East Master Fund LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of the Selling Securityholder, hold voting and dispositive power over the Class B Ordinary Shares held by the Selling Securityholder. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. and may be deemed to be the beneficial owners of such shares, however, Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Class B Ordinary Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(17)	Does not include 33,333 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Anson Opportunities Master Fund LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of the Selling Securityholder, hold voting and dispositive power over the Class B Ordinary Shares held by the Selling Securityholder. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. and may be deemed to be the beneficial owners of such shares, however, Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Class B Ordinary Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(18)	Does not include 221,517 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Black Lines Holdings Limited, which, if exercised would represent 1.78% of the Percent of Class B Ordinary Shares. Shaik Zayed Suroor Mohammad Khalifa Alnehayan, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Shaik Zayed Suroor Mohammad Khalifa Alnehayan may be deemed to be the beneficial owner of such shares. Shaik Zayed Suroor Mohammad Khalifa Alnehayan , however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is C/O Equus Corporate, Office 2909 BC 9, Floor 29, Tamouh Tower, Al Reem Island, Abu Dhabi, UAE.
(19)	Does not include 103,174 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Meshflow SOL II LLC, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Bartosz Lipinski, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Lipinski may be deemed to be the beneficial owner of such shares. Mr. Lipinski, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 406 N Sangamon 3rd Floor, Chicago Il 60642.
(20)	Does not include 41,269 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Bartosz Lipinski, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(21)	Consists of 66,666 Class B Ordinary Shares held by Brookdale Global Opportunity Fund (“BGO”) and (ii) 44,444 Class B Ordinary held by Brookdale International Partners, L.P. (“BIP”). Does not include (i) 66,666 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held by BGO, and (ii) and 44,444 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held by BIP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.
(22)	Does not include 111,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Phiton Ventures, LLC, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Philippe Bekhazi is the Chief Executive Officer of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Bekhazi may be deemed to be the beneficial owner of such shares. Mr. Bekhazi, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 2955 NE 7th Ave Miami FL 33137.

(23)	Does not include 111,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Off the Chain LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Brian Estes, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Estes may be deemed to be the beneficial owner of such shares. Mr. Estes, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 10337 Los Feliz Dr., Orlando, FL 32836.
(24)	Does not include 111,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Quantstamp Holdings Bermuda Ltd, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Richard Ma, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ma may be deemed to be the beneficial owner of such shares. Mr. Ma, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda.
(25)	Does not include 111,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Arrington XRP Capital Fund, LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. J. Michael Arrington is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Arrington may be deemed to be the beneficial owner of such shares. Mr. Arrington, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 382 NE 191st St, Suite 52895, Miami, FL 33179-3899.
(26)	Does not include 88,888 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by OGTM Holdings LLC, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Matthew Cheng- Yu Liu, is the Managing Member of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Liu may be deemed to be the beneficial owner of such shares. Mr. Liu, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 4525 Dean Martin DR. 2600, Las Vegas, NV 89103.
(27)	Does not include 11,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Origin Capital Partners Limited, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Matthew Cheng- Yu Liu, is the Directo of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Liu may be deemed to be the beneficial owner of such shares. Mr. Liu, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Craigmuir Chambers, Road Town Tortola, VG 1110, British Virgin Islands.
(28)	Does not include 63,438 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Coinfund Liquid Opportunities LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Seth Ginns, is the Managing Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ginnsmay be deemed to be the beneficial owner of such shares. Mr. Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 5 Bryant Park Suite 1003, New York, NY 10018.
(29)	Does not include 7,248 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Series F Liquid Opportunities LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Seth Ginns, is the Managing Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ginns may be deemed to be the beneficial owner of such shares. Mr. Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 5 Bryant Park Suite 1003, New York, NY 1001.

(30)	Does not include 7,091 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Series G Liquid Opportunities LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Seth Ginns, is the Managing Parter of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ginns may be deemed to be the beneficial owner of such shares. Mr. Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 5 Bryant Park Suite 1003, New York, NY 10018.
(31)	Includes 61,111 Class B Ordinary Shares. Does not include 61,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Schonfeld Global Master Fund L.P., which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Ran Tolkin, CEO and CIO of Schonfeld Strategic Advisors LLC, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Tolkin may be deemed to be the beneficial owner of such shares. Mr. Tolkin, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 590 Madison Avenue, 23rd Floor, New York, NY 10022.
(32)	Does not include 61,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Borderless Multi-Strategy Fund V LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. David Garcia, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Garcia may be deemed to be the beneficial owner of such shares. Mr. Garcia, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 4290 South Highway 27 Suite 201 Space 3 Clermont, FL 34711.
(33)	Does not include 44,444 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Payward, Inc., which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. The Board of Directors of Payward, Inc., is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder and such voting and investment control is exercised jointly by majority action. Accordingly, no individual member of the Board of Directors of Payward, Inc. may be deemed to be the beneficial owner of such shares held by the Selling Securityholder. The address of the Selling Securityholder is 1603 Capitol Ave, Suite 517B Cheyenne, WY 82001.
(34)	Does not include 44,444 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Disrupt Investments Limited, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Muhammad Aaqib Gadit, Umair Gadit and Uzair Gadit, are the control persons of the Selling Securityholder, have voting and investment control of the shares held by the Selling Securityholder. Each of, Muhammad Aaqib Gadit, Umair Gadit, and Uzair Gadit may be deemed to be the beneficial owner of such shares. Muhammad Aaqib Gadit, Umair Gadit, and Uzair Gadit, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Unit 16, Level 15, The Gate, East, Dubai International Financial Centre Dubai, United Arab Emirates.
(35)	Does not include 33,333 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Eleven Eleven Algo Ci Ltd, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Arul Murugan, is the Managing Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Murugan may be deemed to be the beneficial owner of such shares. Mr. Murugan, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 1151 S Alhambra Circle Coral Gables, FL 33146.

(36)	Does not include 17,908 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by CL Advisors - DVII LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Sebastian Evans, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Evans may be deemed to be the beneficial owner of such shares. Mr. Evans, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 333 Bush Street, 4th Floor, San Francisco, CA 94104 .
(37)	Does not include 13,218 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by CL Advisors - DIII LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Sebastian Evans, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Evans may be deemed to be the beneficial owner of such shares. Mr. Evans, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 333 Bush Street, 4th Floor, San Francisco, CA 94104 .
(38)	Does not include 25,761 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Anagram Ltd., which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Joseph Eagan and Lily Yuan-Li Liu, are the control persons of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Eagan and Ms. Yuan-Li Liu may be deemed to be the beneficial owner of such shares. Mr. Eagan and Ms. Yuan-Li Liu, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 10 Market Street, Unit #2462, Camana Bay, Cayman Islands KY19006 .
(39)	Does not include 22,222 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Paper Group Special Opportunities 2 Inc., which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Danish Chaudhry, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Chaudhry may be deemed to be the beneficial owner of such shares. Mr. Chaudhry, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is P.O. Box 71 C/O Craigmuir Chambers Road Town, Tortola VG 1110.
(40)	Does not include 22,222 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Funicular Funds, LP, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Jacob Ma-Weaver, is the Managing Member of the General Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ma-Weaver may be deemed to be the beneficial owner of such shares. Mr. Ma-Weaver, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 601 California Street, Suite 1151, San Francisco, CA 94108.
(41)	Consists of (i) 1,340,646 Class B Ordinary Shares, (ii) 55,555 Class B Ordinary Shares underlying Strategic Advisor Pre-Funded Warrants, and (iii) 27,777 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1. Does not include 17,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Ron Sade, which, if exercised would represent 5.79% of the Percent of Class B Ordinary Shares.
(42)	Consists of (i) 1,336,868 Class B Ordinary Shares, (ii) 55,555 Class B Ordinary Shares underlying Strategic Advisor Pre-Funded Warrants, and (iii) 27,777 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1. Does not include 13,333 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Keren Kalima Maimon, which, if exercised would represent 5.76% of the Percent of Class B Ordinary Shares.
(43)	Does not include 22,222 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Stanislav Oskin, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.

(44)	Does not include 5,555 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Dylan Zanker, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(45)	Does not include 5,555 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Relayer Capital Master Fund Ltd., which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares. Austin Barack, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Barack may be deemed to be the beneficial owner of such shares. Mr. Barack, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman, KY1-1002, Cayman Islands.
(46)	Does not include 2,222 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Eyal Ashur, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(47)	Consists of (i) 179,119 Class B Ordinary Shares, (ii) 55,555 Class B Ordinary Shares underlying Strategic Advisor Pre-Funded Warrants, and (iii) 27,777 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1. Does not include 5,556 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Guy Hirsch, which, if exercised would represent 1.08% of the Percent of Class B Ordinary Shares.
(48)	Consists of (i) 172,867 Class B Ordinary Shares, (ii) 55,555 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1, and (iii) 27,777 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1.
(49)	Consists of (i) 345,741 Class B Ordinary Shares, (ii) 111,111 Class B Ordinary Shares underlying Strategic Advisor Pre-Funded Warrants; and (iii) 55,555 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1.
(50)	Consists of (i) 1,481 Class B Ordinary Shares and (ii) 148 Class B Ordinary Shares underlying warrants. Mark Nawacki, is the President of the Selling Securityholder, has voting and investment control over the shares held by the Selling Securityholder, Mr. Nawacki, however, disclaims any beneficia ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Via G. DE MARCO N. 31 PAUPISI - BN -ITALY.
(51)	Consists of (i) 370 Class B Ordinary Shares and (ii) 37 Class B Ordinary Shares underlying warrants. Michael Ward, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Pacific Premier Trust Cust IRA FBO Micael Verne Ward may be deemed to be the beneficial owner of such shares. Michael Ward, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is PO Box 981012, Boston, MA 02298.
(52)	Consists of (i) 740 Class B Ordinary Shares and (ii) 74 Class B Ordinary Shares underlying warrants. Howard Rubin, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Rubin may be deemed to be the beneficial owner of such shares. Mr. Rubin, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 23 Lotus Street, Cedarhurst, NY 11516
(53)	Consists of (i) 1,481 Class B Ordinary Shares and (ii) 148 Class B Ordinary Shares underlying warrants. Gary Simon is the Managing Member of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Simon may be deemed to be the beneficial owner of such shares. Mr. Simon, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 23 Lotus Street, Cedarhurst, NY 11516.

(54)	Consists of (i) 281 Class B Ordinary Shares and (ii) 148 Class B Ordinary Shares underlying warrants.
(55)	Consists of (i) 359 Class B Ordinary Shares and (ii) 35 Class B Ordinary Shares underlying warrants.
(56)	Consists of (i) 370 Class B Ordinary Shares and (ii) 37 Class B Ordinary Shares underlying warrants.
(57)	Consists of (i) 350 Class B Ordinary Shares and (ii) 37 Class B Ordinary Shares underlying warrants.
(58)	Consists of (i) 444 Class B Ordinary Shares and (ii) 44 Class B Ordinary Shares underlying warrants.
(59)	Consists of (i) 933 Class B Ordinary Shares and (ii) 93 Class B Ordinary Shares underlying warrants.
(60)	Consists of (i) 100 Class B Ordinary Shares and (ii) 57 Class B Ordinary Shares underlying warrants.
(61)	Consists of (i) 622 Class B Ordinary Shares and (ii) 62 Class B Ordinary Shares underlying warrants.
(62)	Consists of (i) 696 Class B Ordinary Shares and (ii) 69 Class B Ordinary Shares underlying warrants.
(63)	Consists of (i) 518 Class B Ordinary Shares and (ii) 51 Class B Ordinary Shares underlying warrants.
(64)	Consists of (i) 296 Class B Ordinary Shares and (ii) 29 Class B Ordinary Shares underlying warrants.
(65)	Does not include 2,222 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Carlton Fiorentino, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(66)	Does not include 44,444 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Greg Blatt, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(67)	Does not include 4,444 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Jordan Siberry, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(68)	Does not include 555 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Patrick Loney, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(69)	Does not include 555 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Patrick Murck, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(70)	Does not include 11,111 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Sonny Singh, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(71)	Does not include 4,500 Class B Ordinary Shares underlying PIPE Common Warrants that are currently exercisable or will become exercisable within 60 days of May 12, 2026 at an exercise price of $67.50 per share, held directly by Robert Chalmers Revocable Trust, which, if exercised would represent less than 1% of the Percent of Class B Ordinary Shares.
(72)	Consists of 7,888 Class B Ordinary Shares. Daniel J. McClory, the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. McClory may be deemed to be the beneficial owner of such shares. Mr. McClory, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 6 Venture Suite 395, Irvine, CA 92618. Mr. McClory is an executive Director of the Company.
(73)	Consists of 10,000 Class B Ordinary Shares. Daniel J. McClory, the Managing Member of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 318 N. Carson Street, Suite 208, Carson City, NV 8970. Mr. McClory is an executive Director of the Company.
(74)	Consists of 77,500 Class B Ordinary Shares. Mr. McClory is an executive Director of the Company.
(75)	Consists of 50,033 Class B Ordinary Shares. Daniel J. McClory, the President of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 6525 Gunpark Drive, Suite 370-103, Boulder, CO 80301. Mr. McClory is an executive Director of the Company.

PLAN OF DISTRIBUTION

Each Selling Securityholder and any of their pledgees, donees, transferees, assignees, and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Securityholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in privately negotiated transactions other than exchange or quotation service transactions;

●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such Selling Securityholder to close out its short position;

●	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the security holders of the Selling Securityholder;

●	by pledge to secure debts and other obligations;

●	through a combination of any such methods of sale; or

●	through any other method permitted under applicable law.

The Selling Securityholders may also sell securities under Rule 144 under the Securities Act (“Rule 144”) or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Securityholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

With respect to the PIPE Pre-Funded Warrant Shares, PIPE Common Warrants, PIPE Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares (other than the Strategic Advisor Warrant Shares issued upon the exercise of the WPA Investor Warrants), we are obligated to maintain the effectiveness of this registration statement until such Securities (i) have been sold, hereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. With respect to the McClory Shares and the Strategic Advisor Warrant Shares that were issued upon exercise of the WPA Investor Warrants, we are obligated to maintain the effectiveness of this registration statement until the earlier of the date (i) such Securities have been sold or (ii) that is two years from the closing date of the PIPE Offering. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class B Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class B Ordinary Shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the Class B Ordinary Shares covered by this prospectus, PIPE Common Warrants and Strategic Advisor Warrants, the Legacy Warrant Shares, the PIPE Shares, the McClory Shares, and certain other legal matters as to Irish law will be passed upon for us by Arthur Cox LLP, Dublin, Ireland. Certain other legal matters relating to U.S. federal law and the laws of the State of New York will be passed upon for us by Paul Hastings LLP who may also rely upon Arthur Cox LLP with respect to matters governed by Irish law.

EXPERTS

The audited consolidated financial statements as of December 31, 2025 and 2024 and related notes incorporated herein by reference from the 2025 Annual Report, have been audited by Reliant CPA PC, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is registering the securities that may be offered and sold hereunder. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (https://solmate.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 15, 2026, as amended by the Amendment No. 1 to the Annual Report on Form 20-F, filed with the SEC on June 22, 2026;

●	the Company’s Reports on Form 6-K furnished to the SEC on January 2, 2026, January 23, 2026, February 9, 2026, February 13, 2026, March 10, 2026, March 24, 2026, April 7, 2026, April 20, 2026, April 24, 2026, April 27, 2026, April 28, 2026, April 29, 2026, May 4, 2026, May 6, 2026, May 12, 2026, May 21, 2026, May 26, 2026, May 27, 2026, May 27, 2026, May 29, 2026, June 1, 2026, June 2, 2026, June 26, 2026, July 13, 2026 and August 4, 2026; and

●	the description of the Company’s Class B Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41606) filed with the SEC on January 26, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Brera Holdings PLC, Connaught House, 5th Floor, One Burlington Road, Dublin 4, D04 C5Y6, Ireland, and telephone number +353 1 237 3700.

BRERA HOLDINGS PLC

PIPE Common Warrants to Purchase up to 6,666,648 Class B Ordinary Shares

6,666,648 Class B Ordinary Shares Underlying PIPE Common Warrants

Strategic Advisor Pre-Funded Warrants to Purchase up to 333,331 Class B Ordinary Shares

333,331 Class B Ordinary Shares Underlying Strategic Advisor Pre-Funded Warrants

Strategic Advisor Common Warrants 1 to Purchase up to 166,663 Class B Ordinary Shares

166,663 Class B Ordinary Shares Underlying Strategic Advisor Common Warrants 1

1,069 Class B Ordinary Shares Underlying Warrants

6,776,069 Class B Ordinary Shares

PRELIMINARY PROSPECTUS

             , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

To the fullest extent permitted by Irish law, our constitution (which will be substantially in the form attached as Exhibit 3.1 to this registration statement) will confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its constitution or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors or other persons who would not be considered “officers” within the meaning of that term under the Irish Companies Act. Our constitution will also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

Exhibit No.	Description
2.1	Description of Securities Pursuant to Section 12 of the Exchange Act as of December 31, 2024 (incorporated by reference to Exhibit 2.1 to Annual Report on Form 20-F filed on May 15, 2025)
2.2	Subscription Agreement and Certificate of Designation of Series A Preferred Shares (incorporated by reference to Exhibit 1.1 to Form 6-K filed on December 27, 2024)
2.3	Amendment No. 1 to Certificate of Designation of Preferences, Benefits and Limitations of Series A Preferred Shares (Incorporated by reference to Exhibit 2.5 to Form 20-F filed on May 15, 2025)
3.1*	Constitution of the Registrant
4.1	Form of PIPE Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 filed on Form 6-K September 18, 2025)
4.2	Form of PIPE Common Warrant Agreement (Incorporated by reference to Exhibit 4.2 filed on Form 6-K September 18, 2025)
4.3	Form of Strategic Advisor Pre-Funded Warrant (Incorporated by reference to Exhibit 4.3 filed on Form 6-K September 26, 2025)
4.4	Form of Strategic Advisor Common Warrant 1 (Incorporated by reference to Exhibit 4.4 filed on Form 6-K September 26, 2025)
4.5	Form of Strategic Advisor Common Warrant 2 (Incorporated by reference to Exhibit 4.5 filed on Form 6-K September 26, 2025)
4.6	Rights Agreement, dated as of April 24, 2026, by and between Brera Holdings PLC and Equiniti Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed on April 24, 2026)

4.7	Second Amendment to Brera Holdings Public Limited 2022 Equity Incentive Plan (Incorporated by reference to Exhibit 4.6 filed on Form F-3ASR November 19, 2025)
5.1**	Legal Opinion of Arthur Cox LLP
10.1	Form of Securities Purchase Agreement, dated as of September 18, 2025, between Brera Holdings PLC and each Purchaser (as defined therein) (Incorporated by reference to Exhibit 10.1 filed on Form 6-K September 18, 2025)
10.2	Form of Registration Rights Agreement, dated as of September 18, 2025, between Brera Holdings PLC and each Holder (as defined therein) (Incorporated by reference to Exhibit 10.2 filed on Form 6-K September 18, 2025
10.3	Strategic Advisor Agreement, dated September 18, 2025 (Incorporated by reference to Exhibit 10.4 filed on Form 6-K September 26, 2025
10.4	Investor Warrant Purchase Agreement, dated September 23, 2025 (Incorporated by reference to Exhibit 10.5 filed on Form 6-K September 26, 2025
10.5	Investor Registration Rights Agreement, dated September 23, 2025 (Incorporated by reference to Exhibit 10.6 filed on Form 6-K September 26, 2025
10.6	DM Warrant Purchase Agreement, dated September 23, 2025 (Incorporated by reference to Exhibit 10.7 filed on Form 6-K September 26, 2025
10.7	DM Registration Rights Agreement 1, dated September 23, 2025 (Incorporated by reference to Exhibit 10.8 filed on Form 6-K September 26, 2025
10.8	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.9 filed on Form 6-K September 26, 2025
10.9	DM Registration Rights Agreement 2, dated September 23, 2025 (Incorporated by reference to Exhibit 10.10 filed on Form 6-K September 26, 2025
10.10	Employment Agreement with Justin Bowes, effective November 4, 2025 (Incorporated by reference to Exhibit 10.1 filed on Form 6-K November 7, 2025).
10.11	Employment Agreement with Alberto Libanori, effective November 4, 2025 (Incorporated by reference to Exhibit 10.1 filed on Form 6-K November 13, 2025).
10.12	Amendment No. 1, dated October 28, 2025, to the Strategic Advisor Agreement among Brera Holdings PLC and the Strategic Advisors (as defined therein) (incorporated by reference to Exhibit 10.2 to Form 6-K filed on November 13, 2025)
10.13	Controlled Equity OfferingSM Sales Agreement, dated as of November 18, 2025, by and between the Company and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.1 to Form 6-K filed on November 18, 2025)
10.14	Employment Agreement between Brera Holdings PLC and Asel Mukhamejarova (incorporated by reference to Exhibit 10.1 to Form 6-K filed on December 3, 2025)
10.15	Independent Director Agreement between Brera Holdings PLC and Erez Simha (incorporated by reference to Exhibit 10.1 to Form 6-K filed on January 2, 2026)
10.16	Validator Services Agreement, dated January 22, 2026, by and between Brera Holdings PLC and RockawayX Infra Ltd. (Incorporated by reference to Exhibit 4.59 filed on Form 20-F May 15, 2026)
10.17	Advisory Services Agreement, dated February 9, 2026, by and between Brera Holdings PLC and Pulsar Group Ltd. (incorporated by reference to Exhibit 10.1 to Form 6-K filed on February 13, 2026)
10.18	Amendment to Advisory Services Agreement, dated February 13, 2026, by and between Brera Holdings PLC and Pulsar Group Ltd. (incorporated by reference to Exhibit 10.2 to Form 6-K filed on February 13, 2026)
10.19	Consulting Agreement between Brera Holdings PLC and Daniel McClory, dated as of January 19, 2026 (Incorporated by reference to Exhibit 4.63 filed on Form 20-F May 15, 2026)
10.20	Form of Subscription Agreement between Brera Holdings PLC and each Purchaser, dated May 21, 2026 (Incorporated by reference to Exhibit 10.1 filed on Form 6-K May 27, 2026)
23.1**	Consent of Reliant CPA PC
23.2**	Consent of Arthur Cox LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereof)
107**	Filing Fee Table

*	Filed herewith
**	Previously filed

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, FL on August 21, 2026.

BRERA HOLDINGS PLC

By:	/s/ Ron Sade
Ron Sade
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron Sade and Erez Simha, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Sade	Chief Executive Officer (Principal Executive Officer) and Director	August 21, 2026
Ron Sade

/s/ Asel Mukhamejarova	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2026
Asel Mukhamejarova

/s/ Alyazi Saeed Almheiri	Director	August 21, 2026
Alyazi Saeed Almheiri

/s/ Erez Simha	Director	August 21, 2026
Erez Simha

/s/ Tariq Salem Alsaman Alnuaimi	Director	August 21, 2026
Tariq Salem Alsaman Alnuaimi

/s/ Keren Maimon	Director	August 21, 2026
Keren Maimon

/s/ Rafia Abdulla Mohamed Saeed AlMulla	Director	August 21, 2026
Rafia Abdulla Mohamed Saeed AlMulla

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-3 in New York, NY on August 21, 2026.

U.S. Authorized Representative

By:	Cogency Global Inc.

/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.